Exhibit 15.1

April 28, 2023

LIZHI INC.

3-07A, Yangcheng Creative Industry Zone

Yangcheng Creative Industry Zone

No. 309 Middle Huangpu Avenue

Tianhe District, Guangzhou 510655

The People's Republic of China

Dear Sirs or Madam

LIZHI INC.

FORM 20-F

We consent to the reference to our firm under the heading “Item 10.E. Taxation —Cayman Islands Taxation” in the Annual Report on Form 20-F of LIZHI INC. for the year ended December 31, 2022 (the “Annual Report”), which will be filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 28, 2023 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).  We further consent to the incorporation by reference of the summaries of our opinions that appear in the Annual Report into the Registration Statement (No. 333-239008) on Form S-8, the Registration Statement (No. 333-259595) on Form S-8 and Registration Statement (No. 333-254782) on Form F-3.

We also consent to the filing with the Commission of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/S/ WALKERS (HONG KONG)

WALKERS (HONG KONG)